Doc. n°. 2535 Livro RJ.004    p. 1
Eu, abaixo assinado, Tradutor Publico e lnterprete Comercial, com fe publica em todo o Territ6rio Nacional, nomeado pela Junta Comercial do Estado do Rio de Janeiro e nela matriculado sob o n° 253, CERTIFICO e DOU FE que me foi apresentado um documento em lingua inglesa a fim de ser por mim traduzido para o portugues, o que cumpro, em razao do meu oficio, coma segue: ----------------------------------------------------

"O recebimento deste documento ou de qualquer c6pia autenticada do mesmo ou de qualquer documento que constitua documenta9ao substituta para o mesmo, au qualquer documento que inclua confirma9oes escritas ou referencias ao mesmo, na Austria, assim coma a impressao de qualquer comunica9ao par e-mail que se refira ao presente documento na Austria ou o envio de qualquer comunica9ao par e-mail que tenha uma c6pia em formato pdf
digitalizada    deste    documenta    em    anexo    para    um

destinatario austriaco au o envio de qualquer comunica9ao par e-mail que tenha uma assinatura eletronica ou digital que se refira ao presente documento para um destinatario austriaco podera causar a imposi9ao do impasto de selo (Stamp Duty) austriaco. Consequentemente, mantenha o

documenta    original    assim

coma

todas

as    c6pias

autenticadas do mesmo e referencias escritas e assinadas fora da Austria e evite imprimir qualquer comunica9ao de e-mail que se refira ao presente documento na Austria ou enviar qualquer comunica9ao de e-mail que tenha em anexo uma c6pia digitalizada em formato pdf deste documento

Doc. n°. 2535 Livro RJ.004

p. 2

para um destinatario na Austria ou enviar qualquer comunicac;i'io de e-mail que possua uma assinatura digital ou eletronica que se refira ao presente documento para um dest ina t ii ri o a us tri a co . 11 ---------------------------------
DECIMO SEGUNDO ADITAMENTO DO CONTRATO DE PENHOR DE QUOTAS

--------------------------ENTRE --------------------------

---------------THE BANK OF NEW YORK MELLON ---------------

Na qualidade de Agente da Garantia para    o beneficio    das

Partes

Garantidas    sob

0    Acorda    entre    Credores

Pignoraticios de Primeiro Grau ---------------------------

----------------------------e ----------------------------

---------------- SIG AUSTRIA HOLDING GrnbH ----------------

-------------- Na qualidade de Outorgante ----------------

----------------------------e ----------------------------
--------------SIG COMBIBLOC DO BRASIL LTDA. --------------

---------------Na qualidade de Sociedade -----------------

------------- Datado de 30 de abril de 2014 -------------

DECIMO SEGUNDO ADITAMENTO DO CONTRATO DE PENHOR DE QUOTAS

Este Decimo Segundo Adi tamento do Contra to de Penhor de Quotas ( doravan te denominado "Aditamento" ) f oi celebrado em 30 de abril de 2 014 entre :

( a)

SIG    AUSTRIA    HOLDING    GMBH,

uma    companhia    de

Doc. n°. 2535 Livro RJ.004

p. 3

responsabilidade    limitada    devidamente    constituida    e    com existencia valida de acordo com as leis da Austria, com escrit6rio

registrado

em    Industriestrasse    3,    5760

"0'
0
0 c

Saalfelden,

Austria,    inscrita

na    junta    comercial

·"o "E

i'0

0
0
(Firmenbuch)    do    Juizado    Municipal    de    Salzburgo    sob    o    0
"'
numero    de    registro    236071    p,    Austria,    inscrita    no

Cadastro Nacional    de Pessoas Juridicas do Ministerio    da

Fazenda

(CNPJ/MF)

sob

0    n o    08.539.051/0001-06,

devidamente

representada

neste    instrumento    em

conformidade

com

seus    Documentos    Constitutivos

(juntamente

com    seus    sucessores

e    cessionarios

permitidos, a "Outorgante" ); -----------------------------

(b)THE    BANK    OF        NEW    YORK    MELLON,        uma        institui9ao financeira    devidamente    constituida        e        com            existencia v' lida de acordo com as leis do Estado de Nova York, com escrit6rio    registrado    em        101    Barclay        Street,        4E,    Nova York,        Nova        York,        12086,        Estados    Unidos    da    America, Cadastro    Nacional    de    Pessoas    Juridicas    do
Ministerio da Fazenda (CNPJ/MF) sob o n° 09.214,177/0001- 65, agindo exclusivamente na qualidade de agente da garantia e para o beneficio das Partes Garantidas consoante o Acordo Entre Credores Pignoraticios de

Primeiro

Grau

(juntamente

com    seus    sucessores    e

Doc. n°. 2535 Livro RJ.004

p. 4

cessionarios perrnitidos nessa qualidade, o "Agente da Garantia" ); e a ------------------------------------------
(c)SIG COMBIBLOC DO BRASIL LTDA., urna cornpanhia de responsabilidade lirnitada devidarnente constituida e corn existencia valida de acordo corn as leis do Brasil, corn escrit6rio registrado na Cidade de Sao Paulo, Estado de Sao Paulo, na Rua Funchal, n° 418, Edificio e-Tower, 14° Andar, Vila Olimpia, CEP 04551-060, inscrita no Cadastro Nacional de Pessoas Juridicas do Ministerio da Fazenda

(CNPJ/MF)

sob    0

01.861.489/0001-59

(doravante

denorninada "Companhia" ) . --------------------------------- CONSIDERANDO    QUE    em    30 de rnarc;:o    de    2010 as partes    do presente    celebrararn    o Contrato    de        Penhor    de    Quotas,        e

suas

subsequentes    alterac;:oes

contratuais

(doravante

norninado "Contrato de Penhor"); ------------------------ CONSIDERANDO QUE, em 31 de janeiro de 2014, o capital da Cornpanhia foi aurnentado em R$ 81.625.000,00 (oitenta e urn rnilhoes, seiscentos e vinte e cinco mil Reais) mediante a ernissao de 81.625.000 (oitenta e urn rnilhoes, seiscentas e vinte e cinco mil) novas quotas que forarn totalrnente subscritas e integralizadas pela Outorgante (doravante denominadas "Quotas de Janeiro"); ------------------------ CONSIDERANDO QUE, em 28 de fevereiro de 2014, o capital

Doc. n•. 2535 Livro RJ.004

p. 5

da    Companhia        foi        ainda        aumentado        em    R$        64.120.000,00 (sessenta e    quatro    milhoes,    cento    e        vinte        mil    Reais) mediante    a    emissao    de        64.120.000        (sessenta        e        quatro milhoes,        cento    e    vinte    mil)    novas        quotas        que        foram totalmente            subscritas        e    integralizadas    pela        Outorgante (doravante denominadas "Quotas de Fevereiro"); ----------- CONSIDERANDO    QUE ,    em 31 de mar<;:o        de 2014, o capital da Companhia        foi        ainda            aumentado        em        R$        40.787.500,00 (quarenta        milhoes,    setecentos        e    oitenta        e        sete    mil    e quinhentos            Reais)    mediante    a    emissao        de        40.787.500 (quarenta        milhoes,    setecentas        e    oitenta        e        sete    mil        e quinhentas) novas quotas que foram totalmente subscritas e    integralizadas        pela        Outorgante        (doravante    denominadas "Quotas de Mar90 " e, junto com as Quotas de Janeiro e as Quotas de Fevereiro, as "Quotas Adicionais"); ------------ CONS IDERANDO QUE as partes reconhecem e concordam que o ireito real de garantia criado de acordo com o Contrato
e Penhor seja estendido as Quotas Adicionais. ----------

ISTO POSTO , em razao das contraprestac;:oes representadas elas premissas acima e pelas avenc;:as mutuas constantes este instrumento, as partes do presente concordam da eguinte maneira: ----------------------------------------

1.	Termos Definidos. Os termos em maiusculas empregados e

Doc. n°. 2535 Livro RJ.004

p. 6

nao    definidos    de    outro    modo    neste    Aditamento    sao

empregados

neste

instrumento,    e    em    qualquer    aviso

fornecido de acordo com este Aditamento, com os mesmos ignificados atribuidos a eles no Contrato de Penhor e em quaisquer de seus aditamentos subsequentes. Todos os termos definidos neste Aditamento terao os significados definidos contidos neste instrumento quando empregados em qualquer certificado ou outro documento feito ou entregue de acordo com este instrumento, a menos que tenha sido definido de outra forma nos mesmos.
2.Aditamento. As partes do presente concordam em aditar o Contrato de Penhor conforme o estipulado a seguir, e as referidas altera96es entrarao em vigencia e efeito a partir da data de emissao do presente instrumento: -------
(a) Tendo em vista o aumento de capital da Companhia, mediante a emissao de 186.535.500 (cento e oitenta e seis milhoes, quinhentas e trinta e duas mil e quinhentas) novas quotas, a clausula 2(a) (i) do Contrato de Penhor de Quotas sera alterada, tendo portanto a seguinte reda9ao: -
(i) 601.866.461    (seiscentos    e um milhoes,    oitocentas    e

sessenta e seis mil, quatrocentas e sessenta e uma) quotas, detidas pela Outorgante, conforme indicado no Apendice B deste instrumento (conforme alterado de tempos

do Brasil    sejam reconhecidas    por um tabeliao publico    e

Doc. n°. 2535 Llvro RJ.004

p.8

legalizadas    no    Consulado    Brasileiro    mais    pr6ximo,    ( ii)

f a zer com que este Aditamento seja tradu z ido pa ra a lingua por tuguesa por um tradutor publico j uramentado, e ( iii ) f a zer com que este Aditamento, junto com a tradu9ao j uramentada pa ra a lingua por tuguesa , seja averbado na ma rgem do regist ro do Cont rato de Penhor junto ao Cart6r io de Regist ro de Titulos e Documentos no Brasil, de acordo com o Artigo 128 da Lei No . 6 .015 de 31 de de zembro de 1973 . A Outorgante devera prontamente, ap6s tal

regist ro,

f ornece r

ao    Agente    da    Garantia    a

comprova9ao    do

regist ro,

em    f orma

e    substancia

ra zoavelmente sat isf at6r ias pa ra o Agente da Garant ia . Toda s as despesas incorr idas com rela9ao a ta is regist ros serao ar cadas pela Outorgante . --------------------------- Nao obstante o anter ior , o Agente da Garantia, a seu exclusive criter io, podera decidir por incumbir-se de quaisquer dos regist ros , tradu96es , apresenta96es e outras f ormalidades descr itas neste instrumento caso a Outorgante deixe de f aze-los, pelos quais a Outorgante devera reembolsar o Agente da Garantia prontamente por todos e quaisquer custos e despesa s incorr idos pelo mesmo ref erentes a ta is regist ros, tradu96es, apresenta96es e outra s f orma lidades de acordo com as disposi96es dos

Doc. n°. 2535 Livro RJ.004    p. 9

Principais Documentos do Financiamento . ------------------ 4 . Validade do Contrato de Penhor . Todas as disposi96es do Cont rato de Penhor nao expressamente aditadas , como resultado deste Aditamento, irao permanecer em pleno vigor e ef eito . ------------------------------------------

5 . Documento da Garantia . As Part es concordam que este Aditamento sera considerado um "Documento da Garantia" pa ra as f inal idades e conf orme de f inido no Acordo Ent re Credores Pignora ticios de Primeiro Grau ( e pa ra nenhuma outra f ina lidade ) e que , desse modo, todos os direitos, deveres , pr ivilegios , prote96es e benef icios do Agente da

Garantia    apresentados

no    Acordo    Ent re    Credores

Pignoraticios de Pr imeiro Grau sao, pelo presente instrumento , incorporados por ref erencia . ---------------- 6 . Lei Vigente ; Jurisdi9ao . Este Aditamento sera regido e interpretado em con f ormidade com as leis do Brasil . As pa rtes irrevogavelmente submetem as j u r isdi96es dos t r ibunais atuando na Cidade de Sao Paulo, Estado de Sao Paulo, Brasil , qualquer ac;:ao j udicial ou processo pa ra resolver qualque r disputa ou controversia relat iva ou decorrente deste Aditamento, e as partes irrevogavelmente concordam que todas as reivindica96es com respeito a uma ac;:ao j udicial ou processo poderao ser ouvidas e

Doc. n°. 2535 Livro RJ.004    p. 10

determinadas nesses tribunais, com a renuncia expressa da jurisdi9ao de qualquer outro tribunal, nao importa quao privilegiado ele seja. ----------------------------------- EM TESTEMUNHO DO QUE, as partes fizeram com que este
Aditamento fosse devidamente assinado na presen9a das testemunhas abaixo assinadas. ----------------------------
SIG AUSTRIA HOLDING GMBH ---------------------------------

Por: [Consta uma assinatura] -----------------------------

Nome: Darci Bet ------------------------------------------

Cargo: Procurador ----------------------------------------

SIG COMBIBLOC DO BRASIL LTDA. ----------------------------

Per: [Consta uma assinatura] -----------------------------

Nome: Ricardo Lan9a Rodriguez ----------------------------

Cargo: Diretor Executivo ---------------------------------

Per: [Consta uma assinatura] -----------------------------

Nome: Rodrigo Dabus Salomao ------------------------------

Cargo: Gerente -------------------------------------------

THE BANK OF NEW YORK MELLON, na qualidade de Agente da Garantia, agindo come agente e para o beneficio das Partes Garantidas.
Per: [Consta uma assinatura] ----------------------------- Nome: Joaquim Jose Aceturi de Oliveira ------------------- Cargo: Procurador ----------------------------------------

Doc. n°. 2535 Livro RJ.004

p. 11

TESTEMUNHAS: ---------------------------------------------

[Consta uma assinatura] ----------------------------------

Nome: Rita Scorzo ---------------------------------------- Identidade: RG: 19.144.022-X - CPF: 104.407.778-60 -------
[Consta uma assinatura] ----------------------------------

Nome: Maria Cecilia Oliveira da Cunha -------------------- Identidade: RG 19.284.313-8 SSP/SP - CPF: 143.057.168-36 -

Por    Tradu9ao    Conf orme ,    Rio    de    Janeiro ,    20 de maio    de

2014. ----------------------------------------------------

Emo!. Estado Ipesp

lo    clal de Registro de T (ulos e Doc n1entos e
Civil de ssoa Juritlica da Ca11it l - CNPJ: 4 .56.95/0001-25
Paulo Roberto de Ca alho Rego - ficia    ..    8 5 em
R$ B o 24 Protocolado e enotado so o n. 3    9. 5
.    '    20/ 05/ 2014 reglstrado hoj ' em mlcrofilme R$ .313,55        b    3 51 532 em ti ulo e documntos.
1.
em 24/ 02/2 14    )

T.	Justlc;a

Total

R$ 428,44    Sao p 1.0..•. . d
R$ 13.024,40    7

Selos exas    ...,,,..    Of ·
Recol dos    Paul<?fto!J1lrto de Caryalhoi e. 0 . ICl8

p/ver

"- ----.Danit6 de Moraes Oliveira - Of!c1a ,Subslltut

The taking of this document or any certified copy of it or any other document which constitutes substitute documentationfor it, or any document which includes written confirmations or references to it, into Austria as well asprinting out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which apdf scan of this document is attached to an Austrian addressee or sending any e-mail communication canying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well a all certified copies thereof and written and signed references to it outside of Austria and avoi printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which apdf scan of this document is attached to an Austrian addressee or sending any e-mail communication canying an electronic or digital signature which refers to this document to an Austrian addressee.

TWELFTH AMENDMENT TO THE QUOTA PLEDGE AGREEMENT

among

THE BANK OF NEW YORK MELLON
as Collateral Agent for the benefit of the Secured Parties under the First Lien Intercreditor Agreement

and

SIG AUSTRIA HOLDING GMBH
as Gran/or

and

SIG COMBIBLOC DO BRASIL LTDA.
as the Company

Dated as of April 30, 2014

1 3

TWELFTH AMENDMENT TO THE QUOTA PLEDGE AGREEMENT

This Twelfth Amendment to the Quota Pledge Agreement (the "Amendment") is made as of April 30, 2014 by and among:

(a)SIG AUSTRIA HOLDING GMBH, a limited liability company duly organized and existing in accordance with the laws of Austria, with its registered office at Industriestrasse 3, 5760 Saalfelden, Austria, registered in the commercial register (Firmenbuch) of the County Court Salzburg under registration number 236071 p, Austria, enrolled with the Brazilian Taxpayers Roll of the Ministry of Finance ("CNPJ/MF") under n° 08.539.051/0001-06, herein duly represented in accordance with its Charter Documents (together with its successors and permitted assignees, "Grantor");

(b)THE BANK OF NEW YORK MELLON, a financial institution duly organized and existing under the laws of the State of New York, with its registered office at I O I Barclay Street, 4E, New York, NY 12086, USA, enrolled with the CNPJ/MF under n° 09.214.177/0001-65, acting exclusively in the capacity as collateral agent of and for the benefit of the Secured Parties under the First Lien Intercreditor Agreement (together with its successors and permitted assignees in such capacity, the "Collateral Agent"); and

(c)SIG COMBIBLOC DO BRASIL LTDA., a limited liability company duly organized and existing in accordance with the laws of Brazil, with its registered office in the City of Sao Paulo, State of Sao Paulo, at Rua Funcha1, n° 418, Edificio e-Tower, 14th floor, Vila Ollmpia, CEP 04551-060, enrolled with the CNPJ/MF under n° 01.861.489/0001-59 (the "Company").

WHEREAS, on March 30, 2010, the parties hereto entered into the Quota Pledge Agreement, as amended from time to time (the "Pledge Agreement").

WHEREAS, on January 31, 2014 the capital of the Company has been increased by R$ 81,625,000.00 (eighty one million, six hundred and twenty five thousand Reais) through the issuance of 81,625,000 (eighty one million, six hundred and twenty five thousand) new quotas which were entirely subscribed and paid in by the Grantor (the "January Quotas").

WHEREAS, on February 28, 2014 the capital of the Company has been further increased by R$ 64,120,000.00 (sixty four million, one hundred and twenty thousand Reais) through the issuance of 64, 120,000 (sixty four million, one hundred and twenty thousand) new quotas which were entirely subscribed and paid in by the Grantor (the February Quotas).

WHEREAS, on March 31, 2014 the capital of the Company has been further increased by R$40,787,500.00 (fotty million, seven hundred and eighty seven thousand and five hundred Reais) through the issuance of 40,787,500 (fotty million, seven hundred and eighty sev )
ili"""'"' '"'fiw h""dred) "    q>mlM whkh worn oolirely '""'dbod '"' poid '" by l
f f ('' ' 1    2
\    )
,,,_ ':n1 \\

1 4

Grantor (the March Quotas and, together with the January Quotas and the February Quotas, the "Additional Quotas"

WHEREAS, the parties recognize and agree that the security interest created under the Pledge Agreement shall extend to the Additional Quotas.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenant contained herein, the parties hereto agree as follows:

1.Defined Terms. Capitalized terms used and not othe1wise defined in this Amendment are used herein and in any notice given under this Amendment with the same meanings ascribed to such terms in the Pledge Agreement or any of its amendments. All terms defined in this Amendment shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

2.Amendment. The parties hereto agree to amend the Pledge Agreement as follows, such amendment to be in force and effect as of the date hereof:

(a)
In view of the increase in the capital of the Company, through the issuance of 186,532,500 (one hundred and eighty six million, five hundred and thirty two thousand and five hundred) new quotas, clause 2(a)(i) of the Pledge Agreement shall be amended to read as follows:

"(i) 601,866,461 (six hundred and one million, eight hundred and sixty six thousand, four hundred and sixty one) quotas, owned by the Grantor, as indicated in Schedule B hereto (as amended from time to time), representing on the date hereof the equivalent to R$ 601,866,461.00 (six hundred and one million, eight hundred and sixty six thousand, four hundred and sixty one Reais) and being 99.99% (ninety-nine point ninety-nine per cent) of the capital stock of the Company ("Quotas"). For the avoidance of doubt, the one quota of the Company that is not owned by the Grantor is not subject to the terms of this Agreement."

(b)	The parties also agree to amend and substitute Schedule B to the Pledge Agreement to read as follows:

3

1 5

3.	Registration of this Amendment. The Grantor shall, at its own expense, no later t
than twenty (20) days from the execution date of this Amendment, (i) cause the signature of the    ' ,!'0
parties who have signed this Amendment outside Brazil to be notarized by a public notary and    ,3    1
consularized at the local Brazil consulate, (ii) cause this Amendment to be translated into l'CJ • 0c P01tuguese by a public sworn translator (tradutor p1/blico juramentado ) and (iii) have this Amendment, together with its sworn translation (tradu9ao juramentada ) into Portuguese, annotated at the margin of the registration of the Pledge Agreement with the competent Registry of Deeds and Documents (Cart6rio de Registro de Tftulos e Documentos) in Brazil, pursuant to A1ticle 128 of Law No. 6,015 of December 31, 1973. The Grantor shall, promptly after such registration, deliver to the Collateral Agent evidence of such registration in form and substance satisfactory to the Collateral Agent. All expenses incurred in connection with such registrations shall be borne by the Grantor.

Notwithstanding the foregoing, the Collateral Agent, at its sole discretion, may decide to undettake any of the registrations, translations, filings and other formalities described herein if Grantor fails to do so, whereupon the Grantor shall reimburse the Collateral Agent promptly for any and all costs and expenses incurred by it related to such registrations, translations, filings and other formalities in accordance with the provisions of the Principal Finance Documents.

4.Effectiveness of the Pledge Agreement. All the provisions of the Pledge Agreement not expressly amended as a result of this Amendment shall remain in full force and effect.

5.Security Document. The Parties agree that this Amendment shall be deemed a "Security Document" for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and that, accordingly, all rights, duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien lntercreditor Agreement are hereby incorporated by reference.

6.Governing Law; Jurisdiction. This Amendment shall be governed by and construed and interpreted in accordance with the laws of Brazil. The patties irrevocably submit to the jurisdiction of the coutts sitting in the City of Sao Paulo, State of Sao Paulo, Brazil, any action or proceeding to resolve any dispute or controversy related to or arising from this
A. mendment and the patties irrevocably agree that all claims in respect of such actiot o · proceeding may be heard and determined in such coutts, with the express waiver of t jurisdiction of any other coutt, however privileged it may be.

(·,,,",''uri- \ 1;'.-}/    .
\

. . .

1 6

IN WITNESS WHEREOF, the patties have caused this Amendment to be duly executed in the presence of the undersigned witnesses.

T,,,H.,ESBoAcNTK'O'FruN"EW YORK MELLON as Collateral Agent acting as agent of and for the benefit of

ID:

19.iM.021·)(
C!l'r.1il4AOT.778

ID:

RG 19.284.313-8 -SSP{SP CPF 143.057.168·36

5

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2ols/ 11/